SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15 (D)
                                     of the
                         SECURITIES EXCHANGE ACT OF 1934

  Date of Report:   March 19, 2006           Commission File No. 000-28813

                            NEW CENTURY ENERGY CORP.
             (Exact name of registrant as specified in its charter)

                                    COLORADO
         (State or other jurisdiction of incorporation or organization)

                                   93-1192725
                      (IRS Employer Identification Number)

                           5851 SAN FELIPE, SUITE 775
                              HOUSTON, TEXAS 77057
                    (Address of principal executive offices)

                                 (713) 266-4344
                               (Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.


     On March 30, 2006, with an effective date of September 19, 2005, New Century Energy Corp. (the "Company," "we," "us") entered into an Amended and Restated Secured Term Note (the "Amended Term Note") with Laurus Master Fund, Ltd. ("Laurus"), which amended and restated the terms of our $9,500,000 Secured Term Note entered into with Laurus on September 19, 2005 (the "Term Note"). Pursuant to the Amended Term Note, the maturity date of the Term Note was changed from March 19, 2006 to January 2, 2007. Additionally, a section was added to the Amended Term Note which provided for the Amended Term Note to be repaid by way of a production payment on certain of our oil and gas property
(described below). The interest rate of the Term Note, which rate was not changed by the Amended Term Note, is twenty percent (20%) per year, based on a 360 day year, payable monthly in arrears.

     The Amended Term Note provides for the payment of amortizing payments ("Amortizing Payments") of principal and interest due under the Amended Term Note equal to eighty percent (80%) of the gross proceeds paid to us in respect of oil, gas and/or other hydrocarbon production arising from our 7.25% working interest in the Wishbone Field in the Lindholm-Hanson Gas Unit, located in McMullen County, Texas, purchased by us pursuant to the Purchase and Sale Agreement dated September 2, 2005 (the "September Interests" and the "Production Payments"). Pursuant to the Amended Term Note, each such Amortizing Payment shall be made by us to Laurus not later than five (5) days following the date on which we receive the Production Payment, commencing with all Production Payments received by us after March 1, 2006, with respect to the production month of January 2006 and each month thereafter. Our payment of the Amortizing Payments to Laurus will be in lieu of the monthly payments of interest accruing under the Term Note, which we had previously been making since November 1, 2005.

     Notwithstanding anything contained in the Amended Term Note to the contrary, if during the 2006 calendar year the Company drills one or more wells in the Wishbone Field, then so long as no Event of Default shall have occurred and be continuing the Company shall be permitted to deduct from each Payment Amount in respect of the Principal Amount then required to be made an amount sufficient to cover not more than the Company's then owing 7.25% pro-rata share of the drilling and completion costs associated with such drilling, provided that in no event shall any such drilling and completion costs be deducted from the interest payments then due and owing by the Company to Laurus.

     Events of default under the Term Note were not modified by the Amended Term Note, and include our failure to pay any interest or principal under the Amended Term Note when due; our breach of any covenant in the Amended Term Note, if not cured within fifteen days after the occurrence thereof; our breach of any representation or warranty made in connection with the Amended Term Note or our September 19, 2005 Securities Purchase Agreement; our default under any other agreement relating to any indebtedness or contingent obligation of us beyond any grace period; any change or the occurrence of any event which could reasonably be expected to have a material adverse effect on our business, assets, liabilities, condition (financial or otherwise), properties, operations or prospects; if we enter bankruptcy; if a judgment is attached or levied against us in excess of $100,000 in the aggregate; if we admit in writing our inability to pay our debts as they become due or cease operations of our present business; a change in control of the company; the indictment or threatened indictment of us or any of our executive officers under any criminal statute, commencement or threatened commencement of criminal or civil proceedings against the company or any executive, pursuant to which statute or proceeding penalties or remedies sought or available include forfeiture of any of our property; or if an event of default as defined under any of our June 30, 2005 closing documents occurs. If an event of default under the Amended Term Note occurs, Laurus can require us to pay 130% of the total amount of the Amended Term Note and any accrued and unpaid interest.

ITEM  9.01  FINANCIAL  STATEMENTS  AND  EXHIBITS.

Exhibit  10.1*     Amended  and  Restated  Secured  Term  Note

*Filed  herewith.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             NEW CENTURY ENERGY CORP.

                                             /s/ Edward R. DeStefano
                                             ---------------------------
                                             Edward R. DeStefano,
                                             President
 Date: April 4, 2006